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                                  EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Management of Safety-Kleen Corp.:


As independent public accountants, we hereby consent to the incorporation of our reports included in or incorporated by reference to this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File
No. 2-97490, File No. 2-67421, File No. 33-34892, File No. 33-51396 and File
No. 2-97196) and on Form S-3 (File No. 22-806, File No. 33-18043, File No.
33-15010, File No. 33-27174, File No. 33-30519, File No. 33-35008 and File
No. 33-44715.


                                       /s/ ARTHUR ANDERSEN & CO.


Chicago, Illinois,
  March 25, 1994